UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2024

DYNAMIC SHARES TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-40369	32-6540728
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Dynamic Shares LLC

401 W. Superior St., Suite 300

Chicago, IL 60654
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 312-216-2890

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dynamic Short Short-Term Volatility Futures ETF	WEIX	NYSE Arca, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Dynamic Shares LLC, the sponsor of the Dynamic Short Short Term Volatility ETF(“WEIX” or the “Trust”) today announced the transfer of the listing of the Trust from NYSE Arca, Inc. to the Cboe BZX Exchange, Inc. on or about September 30th, 2024.

Current shareholders of WEIX are not required to take any action, nor is the transfer expected to have any effect on the trading of the Trust’s shares.

For more information on Dynamic Short Short Term Volatility ETF, please visit our website https://dynamicsharesetf.com/.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2024

DYNAMIC SHARES TRUST

By:	/s/ Weixuan Zhang
Weixuan Zhang
Principal Executive Officer